Exhibit 1.1

EXECUTION VERSION

USAA AUTO OWNER TRUST 2019-1

Asset Backed Notes

USAA FEDERAL SAVINGS BANK

(SELLER AND SERVICER)

USAA ACCEPTANCE, LLC

(DEPOSITOR)

UNDERWRITING AGREEMENT

July 23, 2019

J.P. Morgan Securities LLC

383 Madison Ave, 8th Floor

New York, New York 10179

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

SMBC Nikko Securities America, Inc.

277 Park Avenue, 5th Floor

New York, New York 10172

Acting on behalf of themselves and as

Representatives of the Several Underwriters

named on Schedule 1 hereto

Dear Ladies and Gentlemen:

USAA Acceptance, LLC, a Delaware limited liability company (the “Depositor”), is the Depositor of a Delaware statutory trust, USAA Auto Owner Trust 2019-1 (the “Issuer”), pursuant to an amended and restated trust agreement to be dated as of July 31, 2019 (the “Trust Agreement”), between the Depositor and Wells Fargo Delaware Trust Company, National Association, as owner trustee (the “Owner Trustee”), which will issue (i) $132,000,000 principal amount of its Class A-1 2.26054% Asset Backed Notes (the “Class A-1 Notes”), (ii) $152,000,000 principal amount of its Class A-2 2.26% Asset Backed Notes (the “Class A-2 Notes”), (iii) $133,000,000 principal amount of its Class A-3 2.16% Asset Backed Notes (the “Class A-3 Notes”), (iv) $74,180,000 principal amount of its Class A-4 2.14% Asset Backed Notes (the “Class A-4 Notes” and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the “Class A Notes”) and (v) $8,820,000 principal amount of its Class B 2.33% Asset Backed Notes (the “Class B Notes” and, together with the Class A Notes, the “Notes”) pursuant to an indenture to be dated as of July 31, 2019 (the “Indenture”), between the Issuer and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”). The several underwriters named in Schedule I hereto (the “Underwriters”), are purchasing severally, and not jointly, only the Notes set forth opposite their names in Schedule 1 (collectively, the

“Underwritten Notes”), except that the amounts purchased by the Underwriters may change in accordance with Section 7 of this Agreement. The Issuer will also issue certificates (the “Certificates” and, together with the Notes, the “Securities”). The Certificates and the Notes that do not constitute Underwritten Notes will be retained initially by one or more majority-owned affiliates of the Bank on the Closing Date.

The assets of the Issuer will include, among other things, a pool of retail installment loans made by USAA Federal Savings Bank, a federally chartered savings association (the “Bank”), and secured by new and used automobiles and light duty trucks (the “Receivables”), certain monies due or received thereunder after May 31, 2019, security interests in the vehicles financed thereby, certain accounts, and the proceeds thereof, and the proceeds from claims on certain insurance policies. The Receivables will be transferred to the Depositor by the Bank, as seller (in such capacity, the “Seller”), pursuant to a receivables purchase agreement to be dated as of July 31, 2019 (the “Receivables Purchase Agreement”), between the Seller and the Depositor, as purchaser (the “Purchaser”), and the Depositor will transfer the Receivables to the Issuer in exchange for the Securities, pursuant to a sale and servicing agreement to be dated as of July 31, 2019 (the “Sale and Servicing Agreement”), among the Depositor, the Bank, as Seller and servicer (in such capacity, the “Servicer”), the Issuer and the Indenture Trustee. The Servicer will service the Receivables pursuant to the Sale and Servicing Agreement. The asset representations review will be performed by the Asset Representations Reviewer (as defined below) under an Asset Representations Review Agreement (the “Asset Representations Review Agreement”) dated as of July 31, 2019 among Clayton Fixed Income Services LLC, a Delaware limited liability company (the “Asset Representations Reviewer”), the Issuer, the Sponsor and the Servicer. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Sale and Servicing Agreement.

At or prior to the time and date when sales to purchasers of the Underwritten Notes were first made to investors by the Underwriters, which was approximately 2:50 p.m. (EDT) on July 23, 2019 (the “Time of Sale”), the Depositor had prepared the following information (collectively, the “Time of Sale Information”): (a) the preliminary prospectus, dated July 17, 2019 (the “Preliminary Prospectus”), (b) information referred to under the caption “Static Pool Data” therein regardless of whether it is deemed a part of the Registration Statement (as defined below) or Prospectus (as defined below) and (c) a Free Writing Prospectus, dated July 17, 2019 and filed with the Commission pursuant to Rule 433 of the Securities Act (the “Ratings FWP”). If, subsequent to the Time of Sale and prior to the Closing Date (as defined below), the Preliminary Prospectus included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as a result investors in the Underwritten Notes may terminate their old “Contracts of Sale” (within the meaning of Rule 159 under the Securities Act of 1933, as amended (the “Securities Act”)) for any Underwritten Notes and the Underwriters enter into new Contracts of Sale with investors in the Underwritten Notes, then “Time of Sale Information” will refer to the information conveyed to investors at the time of entry into the first such new Contract of Sale, in an amended Preliminary Prospectus approved by the Depositor and each of J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and SMBC Nikko Securities America, Inc., as Representatives of the several Underwriters named herein (the “Representatives”), that corrects such material misstatements or omissions (a “Corrected Prospectus”) and “Time of Sale” will refer to the time and date on which such new Contracts of Sale were entered into.

This is to confirm the agreement concerning the purchase of the Underwritten Notes from the Depositor by the Underwriters.

1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE DEPOSITOR AND THE BANK. Each of the Depositor and the Bank (each, a “Representing Party” and, collectively, the “Representing Parties”) makes the representations and warranties set forth below. To the extent that a representation or warranty specifically relates to the Depositor, the representation or warranty solely with respect to the Depositor is only made by the Depositor and to the extent a representation or warranty specifically relates to the Bank, the representation or warranty solely with respect to the Bank is only made by the Bank.

(a) A registration statement on Form SF-3 (No. 333-229302) relating to the Notes has been filed by Depositor with the Securities and Exchange Commission (the “Commission”) and has become effective and is still effective as of the date hereof under the Securities Act. The Depositor proposes to file with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) of the rules and regulations of the Commission under the Securities Act (the “Rules and Regulations”) a final prospectus dated July 23, 2019 (the “Prospectus”), relating to the Notes and the method of distribution thereof. Copies of such registration statement, any amendment or supplement thereto, the Preliminary Prospectus and the Prospectus have been delivered to you. Such registration statement, including exhibits thereto, is hereinafter referred to as the “Registration Statement”. The conditions to the use of a registration statement on Form SF-3 as set forth in the Registrant Requirements under General Instruction I.A. and under the Securities Act have been satisfied with respect to the Registration Statement. The conditions to the offering of the Notes on Form SF-3 under the Securities Act, as set forth in the Transaction Requirements under General Instruction I.B., will be satisfied as of the Closing Date. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission. The Depositor has paid the registration fee for the Notes in accordance with Rule 456 of the Act. The Depositor has filed or will file the Preliminary Prospectus within the applicable period of time required under and in accordance with Rule 424(h) under the Securities Act and the Rules and Regulations.

(b) The Registration Statement, at the time it became effective, any post-effective amendment thereto, at the time it became effective, and the Preliminary Prospectus, as of its date, and the Prospectus as of its date, complied and on the Closing Date will comply in all material respects with the applicable requirements of the Securities Act, the Rules and Regulations and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Registration Statement, as of the applicable effective date as to each part of the Registration Statement pursuant to Rule 430D(f)(2) and any amendment thereto, did not include any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Preliminary Prospectus, as of its date and as of the Time of Sale, did not contain an untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as of its date and as of the Closing Date, does not and will not contain any untrue statement of a material fact and did not and will not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in the three preceding sentences do not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Indenture Trustee under the Trust Indenture Act or (ii) that information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriters’ Information (as defined herein). The Indenture has been qualified under the Trust Indenture Act.

(c) The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Bank nor the Depositor makes any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriters’ Information.

(d) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and the rules and regulations thereunder; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations, thereunder, respectively.

(e) The Bank has been duly organized and is validly existing as a federally chartered savings association and is a member of the Federal Home Loan Bank System. The Bank is in good standing with the Office of the Comptroller of the Currency and has the power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as such properties are presently owned, leased and operated and as such business is presently conducted, and had at all relevant times, and now has, the power, authority and legal right to own and sell the Receivables.

(f) The Depositor has been duly organized and is validly existing as a limited liability company under the laws of the State of Delaware, and all filings required at the date hereof under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.) (the “LLC Act”) with respect to the due formation and valid existence of the Depositor as a limited liability company have been made; and the Depositor is duly qualified or registered as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of ownership of property or the conduct of business, and the failure to so qualify or register would have a materially adverse effect on the Depositor and the Depositor now has the power, authority and legal right to acquire and own the Receivables and on the Closing Date will have the power, authority and legal right to sell the Receivables.

(g) The representations and warranties of the Bank in Section 3.1 of the Receivables Purchase Agreement will be true and correct as of the Closing Date.

(h) The representations and warranties of the Depositor in Section 5.1 of the Sale and Servicing Agreement will be true and correct as of the Closing Date.

(i) The representations and warranties of the Servicer in Section 6.1 of the Sale and Servicing Agreement will be true and correct as of the Closing Date.

(j) Each Representing Party has the power and authority to execute and deliver this Agreement and to carry out the terms of this Agreement and the execution, delivery and performance by each Representing Party of this Agreement has been duly authorized by such Representing Party.

(k) This Agreement has been duly executed and delivered by the Representing Parties.

(l) When authenticated by the Owner Trustee in accordance with the Trust Agreement, the Certificates will be duly issued and entitled to the benefits and security afforded by the Trust Agreement and the Sale and Servicing Agreement.

(m) When authenticated by the Indenture Trustee in accordance with the Indenture and delivered, and, in the case of the Underwritten Notes, paid for pursuant to this Agreement, the Notes will be duly issued and constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights in general or the rights of creditors of federal savings associations and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(n) The execution, delivery and performance of this Agreement and the consummation by each of the Representing Parties of the transactions contemplated hereby shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the organizational documents of such Representing Party, or any indenture, agreement or other instrument to which such Representing Party is a party or by which such Representing Party is bound, or violate any law or any order, rule or regulation applicable to such Representing Party of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over such Representing Party or any of its properties; and, except for the registration of the Notes under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the

Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Underwritten Notes by the Underwriters, no permit, consent, approval of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

(o) There are no proceedings or investigations pending or, to the knowledge of each Representing Party, threatened before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over such Representing Party or its properties (i) asserting the invalidity of this Agreement or any of the Securities, (ii) seeking to prevent the issuance of any of the Securities or the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, if determined adversely to such Representing Party, is reasonably likely to materially and adversely affect the performance by such Representing Party, as applicable, of its obligations under, or the validity or enforceability of, the Securities or this Agreement, or (iv) that may adversely affect the federal or state income, excise, franchise or similar tax attributes of the Securities.

(p) Each Representing Party (i) is not in violation of its organizational documents, (ii) is not in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, agreement, mortgage, deed of trust or other instrument to which such Representing Party is a party or by which such Representing Party is bound or to which any of such Representing Party’s property or assets is subject and (iii) is not in violation in any respect of any law, order, rule or regulation applicable to such Representing Party or any of such Representing Party’s property of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its property, except, in the case of clauses (ii) and (iii), for any defaults or violations that would not, individually or in the aggregate, have a material adverse effect on (A) the performance by such Representing Party of its obligations under, or the validity or enforceability of, the Securities, the Transaction Documents or this Agreement or (B) the condition (financial or otherwise), results of operations, business or prospects of such Representing Party.

(q) None of the Issuer, the Depositor or the Bank is or upon issuance of the Notes and the application of the proceeds therefrom will be an “investment company” or under the “control” of an “investment company” within the meaning thereof as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the Issuer will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuer. The Issuer is structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(r) None of the Depositor, the Bank or anyone acting on its behalf has taken any action that would require qualification of the Trust Agreement under the Trust Indenture Act.

(s) As of the Time of Sale, the Depositor was not and as of the Closing Date is not, an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(t) The Bank has executed and delivered a written representation (the “17g-5 Representation”) to each “nationally recognized statistical rating organization” (within the meaning of the Exchange Act) hired by the Bank to rate the Notes (each, a “Rating Agency”) that the Bank will take the actions specified in paragraphs (a)(3)(iii)(A) through (E) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”) with respect to the Notes, and the Bank has complied and has caused the Depositor to comply with the 17g-5 Representation other than any breach of the 17g-5 Representation (i) that would not have a material adverse effect on the Notes or (ii) arising from a breach by any of the Underwriters of the representation, warranty and covenant set forth in Section 4(j).

(u) The Depositor has complied with Rule 193 under the Securities Act in connection with the offering of the Notes.

(v) The Class A-1 Notes are “eligible securities” with respect to a money market fund within the meaning of Rule 2a-7 under the Investment Company Act, so long as (i) the Class A-1 Notes have a rating from the Requisite NRSROs (as defined in Rule 2a-7 under the Investment Company Act), in one of the two highest short-term rating categories and (ii) each of the Rating Agencies is a “Designated NRSRO” (as defined in Rule 2a-7 under the Investment Company Act) with respect to such money market fund.

(w) Neither the Bank nor the Depositor has engaged any third-party to provide “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) other than an independent accounting firm, and the only report generated as a result of such engagement is the Report of Independent Accountants’ Report on Applying Agreed-Upon Procedures, dated July 3, 2019 (the “Accountants’ Report”), a copy of which has been provided to the Representatives prior to the furnishing of such report on EDGAR. The Accountants’ Report is, as among the parties to this Agreement, deemed to have been obtained by the Bank pursuant to Rule 15Ga-2 of the Exchange Act. All legal obligations with respect to any reports generated as a result of any such engagement pursuant to Rule 15Ga-2 under the Exchange Act have been timely complied with by the Representing Parties, other than any breach arising from a breach by any Underwriter of the representation, warranty and covenant set forth in Section 4(g)(vi) of this Agreement. No portion of any Form ABS-15G furnished on EDGAR with respect to the transaction contemplated by this Agreement contains any names, addresses, other personal identifiers or zip codes with respect to any individuals, or any other personally identifiable or other information that would be associated with an individual, including without limitation any “nonpublic personal information” within the meaning of Title V of the Gramm-Leach-Bliley Financial Servicers Modernization Act of 1999.

(x) The Bank has complied, and as of the Closing Date will comply, and is the appropriate entity to comply, with all requirements imposed on the “sponsor” of a “securitization transaction” (as each such term is defined in the final rules contained in Regulation RR, 17 C.F.R. §246.1, et seq. (the “Credit Risk Retention Rules”) implementing the credit risk retention requirements of Section 15G of the Exchange Act) in accordance with the Credit Risk Retention Rules and in connection with the securitization transaction contemplated by the Transaction Documents, in each case directly or (to the extent permitted by the Credit Risk Retention Rules) through a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules) in the manner described in the Preliminary Prospectus under the heading “Credit Risk Retention.”

2. PURCHASE BY THE UNDERWRITERS. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Depositor agrees to cause to be issued by the Issuer and the Depositor agrees to sell to each of the Underwriters, severally and not jointly, and each of the Underwriters, severally and not jointly, agrees to purchase from the Depositor, the respective principal amount of Underwritten Notes set forth opposite the name of such Underwriter in Schedule 1 hereto at a purchase price equal to (i) with respect to the Class A-1 Notes, 99.81000% of the principal amount thereof, (ii) with respect to the Class A-2 Notes, 99.76436% of the principal amount thereof, (iii) with respect to the Class A-3 Notes, 99.74457% of the principal amount thereof, (iv) with respect to the Class A-4 Notes, 99.68216% of the principal amount thereof and (v) with respect to the Class B Notes, 99.62779% of the principal amount thereof.

The Depositor shall not be obligated to deliver any of the Underwritten Notes except upon payment in full for all the Underwritten Notes to be purchased as provided herein.

Delivery of and payment for the Underwritten Notes shall be made at the office of Mayer Brown LLP, Chicago, Illinois or at such other place as shall be agreed upon by the Representatives, and the Depositor, at 9:00 a.m., New York City time, on July 31, 2019, or at such other date or time, not later than five full business days thereafter, as shall be agreed upon by the Representatives and the Depositor (such date and time being referred to herein as the “Closing Date”). On the Closing Date, the Depositor shall deliver or cause to be delivered to the Representatives for the account of each Underwriter the Underwritten Notes against payment to or upon the order of the Depositor of the purchase price in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, each class of Underwritten Notes shall be represented by one or more global certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). The interest of the beneficial owners of the Underwritten Notes will be represented by book-entries on the records of DTC and participating members thereof. Definitive certificates representing the Underwritten Notes will be available only under the limited circumstances set forth in the Indenture.

3. FURTHER AGREEMENTS OF THE DEPOSITOR AND THE BANK. (a) The Depositor agrees with each of the several Underwriters:

(i) To file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) of the Rules and Regulations within the time period prescribed by such rule and provide evidence satisfactory to the Representatives of such timely filing.

(ii) During any period in which a prospectus relating to the Notes is required to be delivered under the Securities Act, to advise the Representatives promptly of any proposal to amend the Registration Statement or amend or supplement the Prospectus and not to effect any such amendment or supplementation without the consent of the Representatives; to advise the Representatives promptly of (A) the effectiveness of any post-effective amendment to the Registration Statement, (B) any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information regarding the Registration Statement or the Prospectus, (C) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) the issuance by the Commission of any order preventing or suspending the use of any prospectus relating to the Notes or the initiation or threatening of any proceedings for that purpose and (E) the receipt by the Depositor of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its reasonable best efforts to prevent the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Notes or suspending any such qualification and, if any such stop order or order of suspension is issued, to obtain the lifting thereof at the earliest possible time.

(iii) If, during any period in which a prospectus relating to the Notes is required to be delivered under the Securities Act, any event shall have occurred as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, when such Prospectus is delivered to a purchaser, not misleading, or if for any other reason it shall be necessary at such time to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives immediately thereof, and to promptly prepare and file with the Commission, subject to paragraph (b) of this Section 3, an amendment or a supplement to the Prospectus such that the statements in the Prospectus, as so amended or supplemented will not, in the light of the circumstances, when the Prospectus is delivered to a purchaser, be misleading, or such that the Prospectus will comply with the Securities Act.

(iv) To furnish upon request to each of the Representatives and counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith; and during the period described in paragraph (a)(iii) of this Section 3, to deliver promptly without charge to the Representatives such number of the following documents as the Representatives may from time to time reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and each of the Transaction Documents) and (B) any preliminary prospectus, including the Preliminary Prospectus, the Prospectus and any amendment or supplement thereto.

(v) During any period in which a prospectus relating to the Notes is required to be delivered under the Securities Act, to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Depositor or the Representatives, be required by the Securities Act or requested by the Commission.

(vi) For so long as any of the Notes are outstanding or until such time as the Underwriters shall cease to maintain a secondary market in the Notes, to furnish to the Underwriters (A) copies of all materials furnished by the Issuer to the holders of the Notes and all reports and financial statements furnished by the Issuer to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder and (B) from time to time, such other information concerning the Depositor filed with any government or regulatory authority or national securities exchange which is otherwise publicly available as the Representatives may reasonably request and such other information concerning the Issuer as the Representatives may reasonably request.

(vii) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Underwritten Notes for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Underwritten Notes; provided, that in connection therewith the Depositor shall not be required to qualify to do business or to file a general consent to service of process in any jurisdiction.

(viii) During the period from the date of the Prospectus to and including the business day after the Closing Date, to not offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or announce any offering of, any securities collateralized by, or evidencing an ownership interest in, a pool of installment loans for new and used automobiles and light duty trucks without the prior written consent of the Representatives.

(ix) For a period from the date of this Agreement until the retirement of the Notes, but only for so long as the Depositor is filing reports with the Commission with respect to the Issuer under the Exchange Act, to deliver to you the annual statement of compliance and the annual independent registered public accountants’ report pursuant to the Sale and Servicing Agreement, as soon as such statements and reports are delivered pursuant to the Sale and Servicing Agreement.

(x) To cause the Issuer to make generally available to Noteholders and to the Underwriters as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Issuer occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act of the Commission.

(xi) To file with the Commission the final terms of the Notes pursuant to Rule 433(d)(5) of the Securities Act in the form attached hereto as Exhibit A (the “Final Terms FWP”) within the time period prescribed by such rule and provide evidence satisfactory to the Representatives of such timely filing.

(xii) In the event that any material pool characteristic of the Receivables differs by 5% or more from the description of such in the Preliminary Prospectus, to file with the Commission a Form 8-K disclosing the information required by Items 1111 and 1112 of Regulation AB under the Securities Act within the time period prescribed by such rule and provide evidence satisfactory to the Representatives of such timely filing.

(b) The Depositor and the Bank agree with each of the several Underwriters that to the extent, if any, that the rating with respect to any of the Notes by any Rating Agency is conditional upon the furnishing of documents or the taking of any other actions by the Bank or the Depositor, to furnish such documents and take any such other actions.

(c) The Bank will comply (and will cause the Depositor to comply) with the 17g-5 Representation, other than any breach of the 17g-5 Representation (i) that would not have a material adverse effect on the Notes or (ii) arising from a breach by any of the Underwriters of the representation, warranty and covenant set forth in Section 4(k).

(d) The Depositor will timely comply with all requirements of Rule 15Ga-2 under the Exchange Act.

(e) In connection with the USAA Auto Owner Trust 2019-1 transaction, the Bank will comply with the post-closing disclosure requirements set forth in Section 4(c)(2)(ii) of the Credit Risk Retention Rules and will not permit the sale, transfer, financing or hedging of the “eligible vertical interest” (as defined in the Credit Risk Retention Rules) except as permitted by the Credit Risk Retention Rules.

4. WRITTEN COMMUNICATIONS.

(a) It is understood that, subject to the terms and conditions hereof, the Underwriters propose to offer the Underwritten Notes for sale to the public as set forth in the Prospectus.

(b) The following terms have the specified meanings for purposes of this Agreement:

(i) “Free Writing Prospectus” means and includes any information relating to the Notes disseminated by the Depositor or any Underwriter that constitutes a “free writing prospectus” within the meaning of Rule 405 under the Securities Act.

(ii) “Issuer Information” means (1) the information contained in any Underwriter Free Writing Prospectus (as defined below) which information is also included in the Preliminary Prospectus (other than Underwriters’ Information), (2) information in the Preliminary Prospectus, other than any Pre-pricing Information (as defined below), that is used to calculate or create any Derived Information (as defined below), (3) any computer tape in respect of the Notes or the related Receivables furnished by the Depositor to any Underwriter and (4) information contained in the Final Terms FWP.

(iii) “Derived Information” means such written information regarding the Underwritten Notes as is disseminated by any Underwriter to a potential investor, which information is not any of (A) Issuer Information, (B) Pre-pricing Information (as defined below), or (C) contained in the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of them, taking into account information incorporated therein by reference.

(iv) “Pre-pricing Information” means the information in an Underwriter Free Writing Prospectus (as defined below) consisting of (A) the status of the subscriptions for each class of Underwritten Notes (both for the issuance as a whole and for each Underwriter’s specific retention) and (B) expected pricing parameters of the Underwritten Notes.

(v) “CDI Issuer Information” means any information of the type specified in clauses (1) – (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform), other than CDI Underwriter Derived Information (as defined below).

(vi) “CDI Underwriter Derived Information” means any information of the type specified in clause (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) when prepared by an Underwriter, including traditional computational and analytical materials prepared by the Underwriter.

(c) The Depositor will not disseminate to any potential investor any information relating to the Underwritten Notes that constitutes a “written communication” within the meaning of Rule 405 under the Securities Act, other than the Time of Sale Information, the Prospectus and the Final Terms FWP, unless the Depositor has obtained the prior consent of the Representatives (which consent will not be unreasonably withheld).

(d) Neither the Depositor nor any Underwriter shall disseminate or file with the Commission any information relating to the Notes in reliance on Rule 167 or 426 under the Securities Act, nor shall the Depositor or any Underwriter disseminate any Underwriter Free Writing Prospectus (as defined below) “in a manner reasonably designed to lead to its broad unrestricted dissemination” within the meaning of Rule 433(d) under the Securities Act.

(e) Each Free Writing Prospectus shall bear the following legend, or a substantially similar legend that complies with Rule 433 under the Securities Act:

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-408-1016.

(f) In the event any Representing Party becomes aware that, as of the Time of Sale, any Time of Sale Information contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with all Time of Sale Information) in light of the circumstances under which they were made, not misleading (a “Defective Prospectus”), such Representing Party shall promptly notify the Representatives of such untrue statement or omission no later than one business day after discovery and the Depositor shall, if requested by the Representatives, prepare and deliver to the Underwriters a Corrected Prospectus.

(g) Each Underwriter represents, warrants, covenants and agrees with the Depositor that:

(i) Other than the Time of Sale Information and the Prospectus (and, to the extent referenced in each of the Time of Sale Information and the Prospectus, the Registration Statement), it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Underwritten Notes, including but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Securities Act; provided, however, that (x) each Underwriter may prepare and convey one or more “written communications” (as defined in Rule 405 under the Securities Act) containing no more than the following: (1) information included in the Preliminary Prospectus with the consent of the Depositor (except as provided in clauses (2) through (5) below), (2) an Intex CDI file that does not contain any CDI Issuer Information other than CDI Issuer Information included in the Preliminary Prospectus previously filed with the Commission, (3) information relating to the class, size, rating, price, CUSIPS, coupon, yield, spread, benchmark, status and/or legal maturity date of the Underwritten Notes, the weighted average life, expected final payment date, the trade date and payment window of one or more classes of Underwritten Notes, the pricing prepayment speed and clean up call information, any credit enhancement expected to be provided with respect to the Underwritten Notes or the Receivables, the settlement date, the names of any underwriters for one or more classes of Underwritten Notes and the names of any credit enhancers, if any, (4) the eligibility of the Underwritten Notes to be purchased by ERISA plans and (5) a column or other entry showing the status of the subscriptions for the Underwritten Notes (both for the issuance as a whole and for each Underwriter’s retention) and/or expected pricing parameters of the Underwritten Notes (each such written communication, an “Underwriter Free Writing Prospectus”); (y) unless otherwise consented to by the Depositor, no such Underwriter Free Writing Prospectus shall be conveyed if, as a result of such conveyance, the Depositor or the Issuer shall be required to make any registration or other filing solely as a result of such Underwriter Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act other than the filing of the final terms of the Notes pursuant to Rule 433(d)(5) of the Securities Act in the form of the Final Terms FWP; and (z) each Underwriter will be permitted to provide confirmations of sale.

(ii) In disseminating information to prospective investors, it has complied and will continue to comply fully with the Rules and Regulations, including but not limited to Rules 164 and 433 under the Securities Act and the requirements thereunder for filing and retention of Free Writing Prospectuses, including retaining any Underwriter Free Writing Prospectuses they have used but which are not required to be filed for the required period.

(iii) Prior to entering into any Contract of Sale, it shall convey the Time of Sale Information to the prospective investor. The Underwriter shall maintain sufficient records to document its conveyance of the Time of Sale Information to the potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the Rules and Regulations.

(iv) If a Defective Prospectus has been corrected with a Corrected Prospectus, it shall (A) deliver the Corrected Prospectus to each investor with whom it entered into a Contract of Sale and that received the Defective Prospectus from it prior to entering into a new Contract of Sale with such investor and (B) (i) provide to such investor disclosure of the new information in the Corrected Prospectus, (ii) notify such investor that the prior Contract of Sale with the investor, if any, has been terminated and of the investor’s rights as a result of such agreement and (iii) provide such investor with an opportunity to agree to purchase the Underwritten Notes on the terms described in the Corrected Prospectus, each as consistent with the Underwriter’s good faith interpretation of the requirements of Commission’s Securities Offering Reform Release No. 33-8591.

(v) Immediately following the use of any Underwriter Free Writing Prospectus containing any “issuer information” as defined in Rule 433(h)(1) and footnote 271 of the Commission’s Securities Offering Reform Release No. 33-8591 of the Securities Act it has provided the Depositor a copy of such Underwriter Free Writing Prospectus, unless such “issuer information” consists of the terms of the Notes, and such information is not the final information to be included in the Prospectus.

(h) In the event that any Underwriter shall incur any costs to any investor in connection with the reformation of the Contract of Sale with such investor that received a Defective Prospectus, the Representing Parties jointly and severally agree to reimburse such Underwriter for such costs.

(i) In relation to each member state of the European Economic Area, each Underwriter represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Underwritten Notes to any retail investor in the European Economic Area. For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”), (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended or superseded, the “Prospectus Directive”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Underwritten Notes to be offered so as to enable an investor to decide to purchase or subscribe to the Underwritten Notes.

(j) Each Underwriter, severally and not jointly, represents and agrees that: (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of the Underwritten Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity or the Depositor; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Underwritten Notes in, from or otherwise involving the United Kingdom.

(k) Each Underwriter, severally and not jointly, represents, warrants and agrees that it (i) has not delivered, and will not deliver, any Rating Information (as defined below) to a Rating Agency or other nationally recognized statistical rating organization, and (ii) has not participated and will not participate, in any oral communication of Rating Information with any Rating Agency or other nationally recognized statistical rating organization unless a designated representative from the Bank participated or participates in such communication; provided, however, that if an Underwriter receives an oral communication from a Rating Agency, such Underwriter is authorized to inform such Rating Agency that it will respond to the oral communication with a designated representative from the Bank or refer such Rating Agency to the Bank, who will respond to the oral communication. “Rating Information” means any oral or written information provided for the purpose of (x) determining the initial credit rating for the Notes, including information about the characteristics of the Receivables and the legal structure of the Notes or (y) undertaking credit rating surveillance on the Notes, including information about the characteristics and performance of the Receivables.

(l) Each Underwriter, severally and not jointly, represents and warrants that it has not engaged any third party to provide “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) with respect to the transaction contemplated by this Agreement, it being understood that an independent accounting firm has been engaged by the Representing Parties for the purpose of providing the Accountants’ Report.

5. CONDITIONS OF UNDERWRITERS’ OBLIGATIONS. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Representing Parties contained herein, to the accuracy of the statements of the Representing Parties made in any certificates pursuant to the provisions hereof, to the performance by the Representing Parties of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the reasonable satisfaction of the Representatives; the Depositor shall have filed the Prospectus and the Preliminary Prospectus and the Final Terms FWP with the Commission pursuant to Rule 424(b), Rule 424(h) and Rule 433 of the Securities Act, as applicable, within the time period prescribed by such rules; and the Depositor will file the certifications and the Transaction Documents necessary to satisfy the conditions for the offering of the Notes under Form SF-3 in the manner and within the time required by the General Instructions to Form SF-3.

(b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Securities, each of the Transaction Documents, the Registration Statement and the Prospectus, and all other legal matters relating to such agreements and the transactions contemplated hereby and thereby shall be satisfactory in all material respects to counsel for the Underwriters, and the Representing Parties shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c) The Trust Agreement shall have been duly executed and delivered by the Depositor and the Owner Trustee and the Certificates shall have been duly executed and delivered by the Owner Trustee on behalf of the Issuer and duly authenticated by the Owner Trustee.

(d) The Sale and Servicing Agreement shall have been duly executed and delivered by the Depositor, the Bank, as Seller and Servicer, the Issuer and the Indenture Trustee.

(e) The Indenture shall have been duly executed and delivered by the Issuer and the Indenture Trustee and the Notes shall have been duly executed and delivered by the Owner Trustee on behalf of the Issuer and duly authenticated by the Indenture Trustee.

(f) The Receivables Purchase Agreement shall have been duly executed and delivered by the Seller and the Depositor.

(g) The Asset Representations Review Agreement shall have been duly executed and delivered by the Issuer, the Asset Representations Reviewer, the Sponsor and the Servicer.

(h) The Representatives shall have received evidence satisfactory to them and their counsel that within ten days of the Closing Date, UCC-1 financing statements required to be filed on or prior to the Closing Date pursuant to the Transaction Documents have been filed.

(i) Michael J. Broker, Esq., Vice President—Corporate Regulatory Counsel of United Services Automobile Association, shall have furnished to the Representatives his written opinion, addressed to the Representatives and dated the Closing Date, regarding the due organization and power and authority of the Bank, the due authorization, execution and delivery by the Bank of the Transaction Documents to which it is a party, no conflicts or violations of its charter or by-laws, contracts or law and other related matters, in form and substance reasonably satisfactory to the Representatives and their counsel.

(j) Richards, Layton & Finger, P.A., special Delaware counsel to the Depositor, shall have furnished to the Representatives their written opinion, as counsel to the Depositor, addressed to the Representatives and dated the Closing Date, regarding (i) the due organization of the Depositor and (ii) other general Delaware law matters with respect to the Depositor, including, without limitation, the due authorization, execution and delivery of the Transaction Documents by the Depositor, in each case, in form and substance reasonably satisfactory to the Representatives and their counsel.

(k) Richards, Layton & Finger, P.A., special Delaware counsel to the Issuer, shall have furnished to the Representatives their written opinion, as counsel to the Issuer, addressed to the Representatives and dated the Closing Date, regarding (i) the due organization of the Issuer, (ii) the enforceability of the Trust Agreement, (iii) other general Delaware law matters with respect to the Issuer, including, without limitation, the due authorization, execution and delivery by the Issuer of the Transaction Documents to which it is a party and the due authorization and issuance of the Certificates, (iv) the perfection of the security interest created by the Sale and Servicing Agreement and (v) the perfection of the security interest created by the Indenture, in each case, in form and substance reasonably satisfactory to the Representatives and their counsel.

(l) Mayer Brown LLP shall have furnished to the Representatives (i) their written opinion, addressed to the Representatives and dated the Closing Date, regarding enforceability, general corporate matters, the validity of the Notes, the Registration Statement and the Prospectus and (ii) a negative assurance letter concerning the Prospectus and the Time of Sale Information, in each case, in form and substance reasonably satisfactory to the Representatives and their counsel.

(m) Mayer Brown LLP shall have furnished to the Representatives their written opinion, addressed to the Representatives and dated the Closing Date, with respect to certain matters relating to the transfer of the Receivables by the Seller to the Purchaser, in form and substance reasonably satisfactory to the Representatives and their counsel.

(n) Mayer Brown LLP shall have furnished to the Representatives their written opinion, addressed to the Representatives and dated the Closing Date, to the effect that (i) the Issuer will not be an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes, (ii) the Notes will be characterized as indebtedness for federal income tax purposes and (iii) the statements set forth in the Preliminary Prospectus and in the Prospectus under the heading “Material Federal Income Tax Consequences”, to the extent that they are statements of law are true and correct in all material respects, in form and substance reasonably satisfactory to the Representatives and their counsel.

(o) The Representatives shall have received from Morgan, Lewis & Bockius LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representatives may require, and the Bank and the Depositor shall have furnished to such counsel such documents as they reasonably request for enabling them to pass upon such matters.

(p) Richards, Layton & Finger, P.A., counsel to the Owner Trustee, shall have furnished to the Representatives their written opinion, as counsel to the Owner Trustee, addressed to the Representatives and dated the Closing Date, regarding the due organization of the Owner Trustee, the due authorization, execution and delivery by the Owner Trustee of the Trust Agreement, no conflicts or violations of organizational documents, contracts or law and other related matters, in form and substance reasonably satisfactory to the Representatives and their counsel.

(q) Chapman and Cutler LLP, counsel to the Indenture Trustee, shall have furnished to the Representatives their written opinion, as counsel to the Indenture Trustee, addressed to the Representatives and dated the Closing Date, regarding the due organization of the Indenture Trustee, the due authorization, execution and delivery by the Indenture Trustee of the Transaction Documents to which it is a party, no conflicts or violations of organizational documents, contracts or law and other related matters, in form and substance reasonably satisfactory to the Representatives and their counsel.

(r) Robert Harris, in-house counsel to the Asset Representations Reviewer, shall have furnished to the Representatives his written opinion, as counsel to the Asset Representations Reviewer, addressed to the Representatives and dated the Closing Date, regarding the due organization of the Asset Representations Reviewer, the due authorization, execution and delivery by the Asset Representations Reviewer of the Asset Representations Review Agreement, no conflicts or violations of organizational documents, contracts or law, the enforceability of the Asset Representations Reviewer Agreement and other related matters, in form and substance reasonably satisfactory to the Representatives and their counsel.

(s) The Representatives shall have received one or more letters dated the date hereof (the “Procedures Letters”) from a firm of independent nationally recognized certified public accountants acceptable to the Representatives verifying the accuracy of such financial and statistical data contained in the Prospectus (including any static pool data included therein pursuant to Item 1105 of Regulation AB under the Securities Act) as the Representatives shall deem advisable. In addition, if (1) any amendment or supplement to the Prospectus made after the date hereof contains financial or statistical data or (2) the Depositor files a Form 8-K pursuant to Section 3(a)(xii) herein or in connection with the characteristics of the Receivables, the Representatives shall have received a letter dated the Closing Date confirming the Procedures Letters and providing additional comfort on such new data.

(t) The Representatives shall have received a certificate, dated the Closing Date, of any of the Chairman of the Board, the President, any Senior Vice President, any Vice President or the chief financial officer of each of the Bank and the Depositor stating that (i) the representations and warranties of the Bank or the Depositor, as applicable, contained in this Agreement and the Transaction Documents to which it is a party are true and correct on and as of the Closing Date, (ii) the Bank or the Depositor, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under such agreements at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of his or her knowledge, are contemplated by the Commission, and (iv) since March 31, 2019, there has been no material adverse change in the financial position or results of operations of the Bank or the Depositor, as applicable, or the Issuer or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Bank or the Depositor, as applicable, or the Issuer except as set forth in or contemplated by the Registration Statement and the Prospectus.

(u) The Representatives shall have received letters from the Rating Agencies stating that the Notes have received the ratings set forth in the Ratings FWP, such ratings shall not have been rescinded and no public announcement shall have been made by either Rating Agency that the rating of the Notes has been placed under review.

(v) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by Federal or New York State authorities, (iii) there shall have been any material disruption in commercial banking securities settlement or clearance services in the United States, (iv) any material adverse change in the financial markets in the United States, any outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or any other substantial national or international calamity or emergency or any change or development involving a prospective change in national or international political, financial or economic conditions or (v) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Bank or the Depositor, whether or not arising in the ordinary course of business, which materially impairs the investment quality of the Notes, that in the case of clause (iv) or (v) makes it, in the reasonable judgment of a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus.

(w) The Representatives shall have received from the Indenture Trustee, a certificate stating that any information contained in the Statement of Eligibility and Qualification (Form T-1) filed with the Registration Statement, is true, accurate and complete.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

6. TERMINATION. The obligations of the Underwriters hereunder may be terminated by the Representatives, in their absolute discretion, by notice given to and received by the Depositor or the Bank prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Section 5(v) shall have occurred or any of the other conditions described in Section 5 shall not be satisfied.

7. DEFAULTING UNDERWRITERS.

(a) If any one or more of the Underwriters shall fail to purchase and pay for any of the Underwritten Notes agreed to be purchased by such Underwriter hereunder on the Closing Date, and such failure constitutes a default in the performance of its or their obligations under this Agreement, the Representatives may make arrangements for the purchase of such Underwritten Notes by other persons satisfactory to the Bank, the Depositor and the Representatives, including any of the Underwriters, but if no such arrangements are made by the Closing Date, then each remaining non-defaulting Underwriter shall be severally obligated to purchase the Underwritten Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on the Closing Date in the respective proportions which the principal amount of Underwritten Notes set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the aggregate principal amount of Underwritten Notes set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Underwritten Notes on the Closing Date if the aggregate principal amount of Underwritten Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds one-eleventh of the aggregate principal amount of the Underwritten Notes to be purchased on the Closing Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase in total more than 110% of the principal amount of the Underwritten Notes which it agreed to purchase on the Closing Date pursuant to Section 2. If the foregoing maximums are exceeded and the remaining Underwriters or other underwriters satisfactory to the Representatives, the Bank and the Depositor do not elect to purchase the Underwritten Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Bank or the Depositor, except that the Bank and the Depositor will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 12 and except that the provisions of Sections 9 and 10 shall not terminate and shall remain in effect. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule 1 hereto who, pursuant to this Section 7, purchases Underwritten Notes which a defaulting Underwriter agreed but failed to purchase.

(b) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have for damages caused by its default. If other Underwriters are obligated or agree to purchase the Underwritten Notes of a defaulting Underwriter, any of the Representatives, the Bank or the Depositor may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Bank and the Depositor or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Depositor agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus that effects any such changes.

8. REIMBURSEMENT OF UNDERWRITERS’ EXPENSES. If (a) notice shall have been given pursuant to Section 6 terminating the obligations of the Underwriters hereunder, (b) the Depositor shall fail to tender the Underwritten Notes for delivery to the Underwriters for any reason permitted under this Agreement or (c) the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement, the Bank shall reimburse the Underwriters for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Underwritten Notes, and upon demand the Bank shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 7 by reason of the default of one or more Underwriters, the Bank shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

9. INDEMNIFICATION.

(a) The Representing Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act (each an “Underwriter Indemnified Party”) against any loss, claim, damage or liability, joint or several, to which that Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus (including any Corrected Prospectus), the Ratings FWP or in any amendment or supplement thereto or the Prospectus or in any amendment or supplement thereto or in the Issuer Information or any Form ABS-15G furnished to the Commission on EDGAR with respect to the transactions contemplated by this Agreement, whether prepared or furnished by the Representing Parties, the Underwriters or otherwise, or any revision or amendment thereof or any supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of Issuer Information, when considered together with the Preliminary Prospectus), in light of the circumstances under which they are made, not misleading, and shall reimburse each Underwriter Indemnified Party for any legal or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage or liability (or any action in respect thereof) as such expenses are incurred; provided, however, that the Representing Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or any action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the Registration Statement, the Preliminary Prospectus, the Ratings FWP or in any amendment or supplement thereto or the Prospectus or any such amendment or supplement in reliance upon and in conformity with the Underwriters’ Information (as defined below).

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless each Representing Party, each of its directors, each officer of the Depositor who signed the Registration Statement and each person, if any, who controls a Representing Party within the meaning of Section 15 of the Securities Act (collectively referred to solely for the purposes of this Section 9 and Section 10 as the “Representing Party Indemnified Parties”), against any loss, claim, damage or liability, joint or several, to which the Representing Party Indemnified Parties may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus or in any amendment or supplement thereto or the Prospectus or in any amendment or supplement thereto or in any Derived Information or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission (A) in the Registration Statement, the Preliminary Prospectus or in any amendment or supplement thereto or the Prospectus or in any amendment or supplement thereto was made in reliance upon and in conformity with the Underwriters’ Information or (B) in the Derived Information that does not arise out of or is not based upon an error or material omission in the information contained in the Preliminary Prospectus or in any computer tape in respect of the Notes or the related Receivables furnished by the Depositor to any Underwriter, and shall reimburse

Representing Party Indemnified Parties for any legal or other expenses reasonably incurred by the Representing Party Indemnified Parties in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage or liability (or any action in respect thereof) as such expenses are incurred. The parties acknowledge and agree that the written information furnished to the Representing Parties through the Representatives by or on behalf of the Underwriters (the “Underwriters’ Information”) consists, with respect to each of the Preliminary Prospectus and the Prospectus, solely of the first sentence in the second paragraph under the caption “Underwriting” and the second, third and fourth paragraphs of text and the second sentence in the sixth paragraph of text under the caption “Underwriting—General”.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 9(a) and 9(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent, which shall not be unreasonably withheld, but if settled with its written consent or if there shall be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceedings and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

The obligations of the Representing Parties and the Underwriters in this Section 9 and in Section 10 are in addition to any other liability which the Representing Parties or the Underwriters, as the case may be, may otherwise have.

10. CONTRIBUTION. If the indemnification provided for in Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or (b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Representing Parties on the one hand and the Underwriters on the other from the offering of the Underwritten Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Representing Parties on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative benefits received by the Representing Parties on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Underwritten Notes purchased under this Agreement (before deducting expenses) received by the Representing Parties bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Underwritten Notes purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Representing Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

The Representing Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability referred to above in this Section 10 shall be deemed to include, subject to the limitations on the fees and expenses of separate counsel set forth in Section 9, for purposes of this Section 10, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim or any action in respect thereof. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by it exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to indemnify as provided in Section 9 and contribute as provided in this Section 10 are several in proportion to their respective underwriting obligations and not joint.

11. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Representing Parties and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Representing Parties and their respective successors and the controlling persons and officers and directors referred to in Sections 9 and 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

12. EXPENSES. The Representing Parties agree with the Underwriters to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Notes and any taxes payable in connection therewith; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any preliminary prospectus (including the Preliminary Prospectus), the Prospectus and any amendment or supplement to the Prospectus, including, without limitation, the Prospectus, all as provided in this Agreement; (d) the costs of printing, reproducing and distributing this Agreement and any other underwriting and selling group documents and the Final Terms FWP by mail, telex or other means of communications; (e) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 3(a)(vii) and of preparing, printing and distributing Blue Sky Memoranda (including related fees and expenses of counsel to the Underwriters); (f) any fees charged by the Rating Agencies for rating the Notes; (g) all fees and expenses of the Owner Trustee, the Indenture Trustee and the Asset Representations Reviewer and their respective counsel; (h) the amounts set forth in Section 4(h); and (i) all other costs and expenses incident to the performance of the obligations of the Representing Parties under this Agreement; provided, that except as otherwise provided in this Section 12 and in Section 8, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Underwritten Notes which they may sell and the expenses of advertising any offering of the Underwritten Notes made by the Underwriters.

13. SURVIVAL. The respective indemnities, rights of contribution, representations, warranties and agreements of the Representing Parties and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Underwritten Notes and shall remain in full force and effect, regardless of any (i) termination or cancellation of this Agreement, (ii) any investigation made by or on behalf of any of them or any person controlling any of them or (iii) acceptance of and payment for the Underwritten Notes.

14. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission and confirmed to: (i) J.P. Morgan Securities LLC, 383 Madison Ave, 8th Floor, New York, New York 10179, Attn: Billy Wong; (ii) Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attn: Katherine Bologna; and (iii) SMBC Nikko Securities America, Inc., 277 Park Avenue, 5th Floor, New York, New York 10172, Attn: Debt Capital Markets;

(b) if to the Depositor, shall be delivered or sent by mail and confirmed to the address of the Depositor set forth in the Registration Statement, Attention: General Counsel; and

(c) if to the Bank, shall be delivered or sent by mail and confirmed to the address of the Bank set forth in the Registration Statement, Attention: General Counsel.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Bank and the Depositor shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

15. DEFINITIONS OF CERTAIN TERMS. For purposes of this Agreement, “business day” means any day on which the New York Stock Exchange is open for trading.

16. WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17. GOVERNING LAW; SUBMISSION TO JURISDICTION.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) Each of the Depositor and the Bank hereby submits to the nonexclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. COUNTERPARTS. This Agreement may be executed in any number of counterparts (which may include counterparts delivered by telecopier or portable document format), each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

19. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

20. NO FIDUCIARY DUTY. Each of the Depositor and the Bank acknowledges and agrees that each of the Underwriters is acting solely in the capacity of an arm’s length contractual counterparty to the Depositor and the Bank with respect to the offering of Underwritten Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Depositor, the Bank or any other person. In addition, neither the Representatives nor any other Underwriter is advising the Depositor, the Bank or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of the Depositor and the Bank shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to either the Depositor or the Bank with respect thereto. Any review by the Underwriters of the Depositor, the Bank, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of either the Depositor or the Bank.

21. SEVERABILITY. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

22. RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or any BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 22, (i) the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k), (ii) the term “Covered Entity” means any of the following: (1) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (2) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (3) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b), (iii) the term “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable, and (iv) the term “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature pages follow.]

If the foregoing is in accordance with your understanding of the agreement between the Bank, the Depositor and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose on the following page.

Very truly yours,

USAA ACCEPTANCE, LLC

By:	/s/ Brett Seybold
Name: Brett Seybold
Title: President, Treasurer

USAA FEDERAL SAVINGS BANK

By:	/s/ Thomas Cianelli
Name: Thomas Cianelli
Title: Senior Vice President

Accepted by:

J.P. MORGAN SECURITIES LLC

By:	/s/ Ernest K. Au
Name: Ernest K. Au
Title: Executive Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Kevin Fagan
Name: Kevin Fagan
Title: Vice President

By:	/s/ Maureen Farley
Name: Maureen Farley
Title: Director

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Omar F. Zaman
Name: Omar F. Zaman
Title: Managing Director

Acting on behalf of themselves and as

the Representatives of the several

Underwriters

SCHEDULE 1

Underwriter	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2 Notes	Principal Amount of Class A-3 Notes
J.P. Morgan Securities LLC	$36,366,000	$41,876,000	$36,642,000
Deutsche Bank Securities Inc.	$31,350,000	$36,100,000	$31,588,000
SMBC Nikko Securities America, Inc.	$31,350,000	$36,100,000	$31,588,000
BofA Securities, Inc.	$8,778,000	$10,108,000	$8,844,000
Mizuho Securities USA LLC	$8,778,000	$10,108,000	$8,844,000
TD Securities (USA) LLC	$8,778,000	$10,108,000	$8,844,000

Total	$125,400,000	$144,400,000	$126,350,000

Underwriter	Principal Amount of Class A-4 Notes	Principal Amount of Class B Notes
J.P. Morgan Securities LLC	$20,436,000	$2,793,000
Deutsche Bank Securities Inc.	$17,618,000	$2,793,000
SMBC Nikko Securities America, Inc.	$17,618,000	$2,793,000
BofA Securities, Inc.	$4,933,000	—
Mizuho Securities USA LLC	$4,933,000	—
TD Securities (USA) LLC	$4,933,000	—

Total	$70,471,000	$8,379,000

EXHIBIT A

$475mm USAA Auto Owner Trust 2019-1 (USAOT 2019-1)

Joint Leads: J.P. Morgan (struc), Deutsche Bank and SMBC Nikko

Co-Managers: BAML, Mizuho, TD

TOTAL CL	OFFERED AMT ($MM)	AMT ($MM)	WAL	MDY/S	SPREAD	YLD %	CPN %	$ PX
A-1	132.000	125.400	0.21	P-1/A-1+	IntL+ - 2	2.26054	2.26054	100.00000
A-2	152.000	144.400	0.92	Aaa/AAA	EDSF+ 21	2.277	2.26	99.99436
A-3	133.000	126.350	1.88	Aaa/AAA	EDSF+ 30	2.170	2.16	99.99957
A-4	74.180	70.471	2.89	Aaa/AAA	IntS+ 35	2.156	2.14	99.98216
B	8.820	8.379	3.04	A3/A	IntS+ 55	2.349	2.33	99.97779

Expected Settle : 07/31/2019	Registration : SEC Registered
First Pay Date : 08/15/2019	ERISA Eligible : Yes
Expected Ratings : Moody’s, S&P	Min Denoms : $1k x $1k
Ticker : USAOT 2019-1	Pxing Speed : 1.5% ABS to 10% Call
Expected Pricing : PRICED	Bill & Deliver : J.P. Morgan
ABS-15G Filing : Mon, 07/08

CUSIPs

A-1	:	90290EAA7 Available Information:
A-2	:	90290EAB5 * Preliminary Prospectus: Attached
A-3	:	90290EAC3 * Ratings FWP: Attached
A-4	:	90290EAD1 * IntexNet/CDI: Separate Message
B	:	90290EAE9

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-408-1016 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com.